UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31456

Delaware	06-0984624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

20 West Avenue

Darien, CT 06820

(Address of principal executive offices, including zip code)

203-202-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2015, Genesee & Wyoming Inc. (“G&W” or the “Company”) entered into Amendment No. 1 (the “Amendment Agreement”) to the Second Amended and Restated Senior Secured Syndicated Facility Agreement, dated as of March 20, 2015, among the Company, RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., ERS Railways B.V., GWI UK Acquisition Company Limited, Bank of America, N.A., as administrative agent and co-lead arranger and co-bookrunning manager, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-lead arrangers, co-bookrunning managers and co-syndication agents, Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation, TD Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the lenders and certain guarantors party thereto from time to time (as amended by the Amendment Agreement, the “Credit Agreement”).

The Amendment Agreement increases the maximum leverage ratios with which the Company must maintain compliance and delays the pace of the stepdowns in leverage ratio-based covenant levels. The Amendment Agreement adds a senior secured leverage ratio covenant that requires the Company to comply with maximum ratios of senior secured indebtedness, subject, if applicable, to netting of certain cash and cash equivalents of the Company, to EBITDA for the applicable periods set forth in the Amendment Agreement, which ratios range from a level of 4.50 to 1.00 for periods ending on or before June 30, 2016 and step down over time to a level of 3.50 to 1.00 for the periods ending on June 30, 2018 and thereafter. In addition, the Amendment Agreement establishes a maximum total leverage ratio covenant fixed at 4.50 to 1.00 for the term of the Credit Agreement.

The Amendment Agreement also permits the Company, subject to certain limitations, to repurchase shares of common stock with a value of up to $300 million during the period commencing on the date of the Amendment Agreement and ending on the maturity date under the Credit Agreement. The repurchases are subject to limitations requiring the Company’s total leverage ratio to not exceed 4.00 to 1.00 and the Company to maintain at least $150 million of liquidity, in each case, on a pro forma basis. If the Company’s total leverage ratio after giving effect to such repurchases on a pro forma basis would be less than 3.00 to 1.00, then the applicable share repurchase cap and liquidity restriction do not apply, but other restrictions and limitations may apply. Following the approval of the Amendment Agreement by the Board of Directors (the “Board”) of G&W on September 29, 2015, the Board authorized the repurchase of up to $300 million of G&W common stock, as described in more detail under Item 8.01 of this Current Report on Form 8-K.

The Amendment Agreement further provides for a 1.25% and 2.25% margin for floating rate and offered rate loans, respectively, under the Credit Agreement, if the Company’s total leverage ratio is greater than or equal to 4.00 to 1.00. No other changes to the applicable margins for loans under the Credit Agreement were made pursuant to the Amendment Agreement.

Certain of the parties to the Amendment Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Company and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation, Retirement of Directors.

On September 28, 2015, in conjunction with the new director appointments described below, the Board accepted the resignation of Mr. Robert Melzer to be effective following the February 2016 Board meeting.

Also on September 28, 2015, Mr. Philip Ringo notified the Board that he will not stand for re-election in May 2016, following the end of his term.

(d) Election of Directors.

On September 28, 2015, the Board elected two new directors, Mr. Albert Neupaver and Mr. Joseph Pyne.

Mr. Neupaver currently serves as the executive chairman of the board of directors of Wabtec Corporation (“Wabtec”), a position he has held since May 2014. Mr. Neupaver joined Wabtec Corporation in 2006 as president and chief executive officer and was appointed as chairman of the board and chief executive officer in 2013. Prior to joining Wabtec, Mr. Neupaver spent nine years overseeing several divisions of AMETEK, Inc., a global manufacturer of electronic instruments and electric motors. Prior to joining AMETEK, Mr. Neupaver spent 11 years with Pfizer, Inc. in several engineering, operating and business management positions. Mr. Neupaver has a bachelor’s degree in mechanical engineering from the U.S. Naval Academy and master’s degrees in materials science and metallurgical engineering and in business administration from the University of Pittsburgh.

Mr. Neupaver also serves on the board of directors of Wabtec Foundation, Carnegie Science Center and Koppers Inc., and is a member of board of trustees of the Carnegie Museums and secretary of Carnegie Museums. Mr. Neupaver was previously a member of Robbins & Myers, Inc.’s board of directors.

Mr. Pyne currently serves as executive chairman of the board of directors of Kirby Corporation (“Kirby”), a position he has held since April 2014. Mr. Pyne served as chairman of the board of directors of Kirby and chief executive officer from 2012 to 2014, and as president and chief executive officer of Kirby from 1995 to 2014. Previously, Mr. Pyne served as president of Kirby Inland Marine, LP, Kirby’s principal transportation subsidiary, from 1984 to November 1999. Prior to his tenure at Kirby, Mr. Pyne served at Northrop Services, Inc., a subsidiary of The Northrop Corporation, and as an Officer in the U.S. Navy. Mr. Pyne holds a degree in liberal arts from the University of North Carolina.

Mr. Pyne also serves on the board of directors of DHT Holdings, Inc. and was previously a member of the Advisory Board at Ocean Energy Institute.

Upon Messrs. Neupaver and Pyne’s election to the Board, each was granted 935 shares of restricted stock of the Company and became eligible to receive equity and cash compensation in accordance with previously adopted compensation arrangements for non-employee directors as disclosed in the Company’s proxy statement, filed with the Securities and Exchange Commission on March 30, 2015.

Messrs. Neupaver and Pyne will stand for election by the stockholders at the Company’s 2016 Annual Meeting of Stockholders.

On September 28, 2015, the Company issued a press release announcing the new directors and upcoming Board changes. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01	Other Events

On September 29, 2015, the Board authorized the repurchase of up to $300 million of G&W common stock. Repurchases may occur from time to time in the open market, including under 10b5-1 plans, or in privately negotiated transactions. G&W expects to evaluate opportunistic share repurchases alongside its traditional investment opportunities and would make such repurchases subject to market conditions, other corporate factors and final review by a newly-created Capital Sub-Committee of the Board.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1, dated as of September 30, 2015, to the Second Amended and Restated Senior Secured Syndicated Facility Agreement, dated as of March 20, 2015, among Genesee & Wyoming Inc., RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., ERS Railways B.V., GWI UK Acquisition Company Limited, Bank of America, N.A., as administrative agent, and the agents, lenders and guarantors party thereto from time to time.

99.1	Press Release announcing appointment of two new directors to Board and upcoming Board changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: October 2, 2015	By:	/s/ Allison M. Fergus
Allison M. Fergus
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated as of September 30, 2015, to the Second Amended and Restated Senior Secured Syndicated Facility Agreement, dated as of March 20, 2015, among Genesee & Wyoming Inc., RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., ERS Railways B.V., GWI UK Acquisition Company Limited, Bank of America, N.A., as administrative agent, and the agents, lenders and guarantors party thereto from time to time.

99.1	Press Release announcing appointment of two new directors to Board and upcoming Board changes